United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,488,310
Unrealized Gain (Loss) on Market Value of Futures	(8,453,910)
Dividend Income	13,787
Interest Income	8,888
ETF Transaction Fees	22,000
Total Income (Loss)	$(3,920,925)

Expenses
General Partner Management Fees	$240,550
Brokerage Commissions	59,001
Tax Reporting Fees	44,020
Legal Fees	30,017
Audit Fees	13,589
NYMEX License Fee	8,518
Non-interested Directors' Fees and Expenses	8,034
Prepaid Insurance Expense	7,192
Total Expenses	$410,921
Net Income (Loss)	$(4,331,846)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/14	$603,564,217
Additions (6,900,000 Shares)	248,143,036
Withdrawals (8,300,000 Shares)	(298,246,449)
Net Income (Loss)	(4,331,846)

Net Asset Value End of Month	$549,128,958
Net Asset Value Per Share (15,000,000 Shares)	$36.61

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612